                                                             Exhibit (d)(11)(iv)

                                     FORM OF
                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING MUTUAL FUNDS

                            OPERATING EXPENSE LIMITS

                                                       MAXIMUM OPERATING EXPENSE LIMIT
                                                   (AS A PERCENTAGE OF AVERAGE NET ASSETS)
NAME OF FUND(1)                                                     CLASS
---------------                                ----------------------------------------------
                                                 A      B      C      I      O      Q      R
                                               ----   ----   ----   ----   ----   ----   ----
ING Disciplined International SmallCap Fund    1.20%  1.95%  1.95%  0.95%   N/A    N/A    N/A
Initial Term Expires March 1, 2008
ING Diversified International Fund(2,3)        0.35%  1.10%  1.10%  0.10%   N/A    N/A   0.60%
Initial Term Expires March 1, 2007
   Total Expense Limit including expenses of   1.65%  2.40%  2.40%  1.40%   N/A    N/A   1.90%
      the underlying investment companies
ING Emerging Countries Fund                    2.25%  2.90%  2.90%  1.75%   N/A   2.15%   N/A
Initial Term Expires March 1, 2006
ING Emerging Markets Fixed Income Fund         1.25%  2.00%  2.00%  1.00%   N/A    N/A    N/A
Initial Term Expires March 1, 2007
ING Foreign Fund                               1.95%  2.70%  2.70%  1.60%   N/A   1.85%   N/A
Initial Term Expires March 1, 2006
ING Global Bond Fund                           0.90%  1.65%  1.65%  0.61%   N/A    N/A    N/A
Initial Term Expires March 1, 2008
ING Global Natural Resources Fund              2.75%   N/A    N/A    N/A    N/A    N/A    N/A
Initial Term Expires March 1, 2006
ING Global Real Estate Fund                    1.75%  2.50%  2.50%  1.50%  1.75%    N/A   N/A
Initial Term Expires March 1, 2007

                                                       MAXIMUM OPERATING EXPENSE LIMIT
                                                   (AS A PERCENTAGE OF AVERAGE NET ASSETS)
NAME OF FUND(1)                                                     CLASS
---------------                                ----------------------------------------------
                                                 A      B      C      I      O      Q      R
                                               ----   ----   ----   ----   ----   ----   ----
ING Global Value Choice Fund                   1.85%  2.50%  2.50%  1.50%   N/A   1.75%   N/A
Initial Term Expires March 1, 2006
ING Index Plus International Equity Fund       1.15%  1.90%  1.90%  0.90%   N/A    N/A    N/A
Initial Term Expires March 1, 2007
ING International Capital Appreciation Fund    1.50%  2.25%  2.25%  1.25%   N/A    N/A    N/A
Initial Term Expires March 1, 2007
ING International Equity Dividend Fund         1.40%  2.15%  2.15%  1.15%   N/A    N/A    N/A
Initial Term Expires March 1, 2009
ING International Growth Opportunities Fund    2.75%  3.50%  3.50%  2.50%   N/A   2.75%   N/A
Initial Term Expires March 1, 2006
ING International SmallCap Fund                1.95%  2.60%  2.60%  1.40%   N/A   1.85%   N/A
Initial Term Expires March 1, 2006
ING International Value Choice Fund            1.70%  2.45%  2.45%  1.45%   N/A    N/A    N/A
Initial Term Expires March 1, 2006
ING International Value Opportunities Fund     1.40%  2.15%  2.15%  1.15%   N/A    N/A    N/A
Initial Term Expires March 1, 2008
ING Russia Fund                                3.35%  4.10%   N/A    N/A    N/A    N/A    N/A
Initial Term Expires March 1, 2006
                                                                                          ---
                                                                                           HE
Effective Date: May 16, 2007

(1) This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2) The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3) The Initial Term expires March 1, 2008 for Class R for ING Diversified International Fund.


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